UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 3, 2014
(Date of earliest event reported: October 28, 2014)

Revlon Consumer Products Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One New York Plaza New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Accounting Officer: Effective November 22, 2014, Siobhan Anderson, currently the Company's Vice President, Financial Reporting and Analysis, was elected Vice President, Chief Accounting Officer, Corporate Controller, Treasurer and Investor Relations. Ms. Anderson is replacing Jessica Graziano, who, as previously disclosed, resigned from such position effective November 30, 2014 to pursue a new career opportunity. Mses. Anderson and Graziano will continue to work together to ensure a smooth transition of the Company's accounting, external reporting and treasury responsibilities until Ms. Graziano’s departure on November 30, 2014.

Prior to her appointment as the Company's Vice President, Chief Accounting Officer, Corporate Controller, Treasurer and Investor Relations, Ms. Anderson (35) served as the Company's Vice President, Financial Reporting and Analysis since October 2013 and prior to that as the Company’s Director of External Reporting since June 2011. Prior to joining the Company, Ms. Anderson served as the Director, External Reporting for the NASDAQ OMX Group, Inc. from April 2007 through June 2011. Ms. Anderson began her career at KPMG LLP in October 2002. Ms. Anderson is a Certified Public Accountant.

Ms. Anderson does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

	By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

November 3, 2014

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